Exhibit 10.24

Execution Version

INCREMENTAL TERM LOAN COMMITMENT AGREEMENT NO. 1

JPMorgan Chase Bank, N.A.

383 Madison Avenue

New York, New York 10179

December 22, 2017

Vertiv Group Corporation

c/o Platinum Equity, LLC

360 North Crescent Drive

Beverly Hills, CA 90210

Attention: Legal Department

Telecopier No.: (310) 712-1863

Re:	2017 Incremental Term B Loan Commitments

Ladies and Gentlemen:

Reference is hereby made to the Term Loan Credit Agreement, dated as of November 30, 2016, as amended by Amendment No. 1 to Term Loan Credit Agreement, dated as of March 17, 2017 and Amendment No. 2 to Term Loan Credit Agreement, dated as of November 1, 2017 (as may be further amended, amended and restated, modified, supplemented, extended or renewed from time to time prior to the date hereof, the “Credit Agreement”, the terms defined therein are used herein as therein defined), among Vertiv Group Corporation (the “Borrower”), the Lenders party thereto from time to time, JPMorgan Chase Bank, N.A. as the administrative agent (the “Administrative Agent”) and the other parties thereto.

JPMorgan Chase Bank, N.A. (in such capacity, the “2017 Incremental Term B Lender”) agrees, pursuant to this letter agreement (this “Agreement”; the Credit Agreement, as amended by this Agreement, is referred to herein as the “Amended Credit Agreement”), to provide the 2017 Incremental Term B Loan Commitment in the amount set forth opposite its name on Annex I attached hereto (“2017 Incremental Term B Loan Commitment” and the loans thereunder the “2017 Incremental Term B Loans”) on the 2017 Incremental Term B Effective Date (defined below). The 2017 Incremental Term B Loan Commitment provided pursuant to this Agreement shall be subject to the terms and conditions set forth in the Amended Credit Agreement, including Section 2.15 thereof.

The 2017 Incremental Term B Lender, the Borrower and the Administrative Agent acknowledge and agree that the 2017 Incremental Term B Loans provided pursuant to this Agreement shall constitute an increase in the Tranche of Term B Loans and shall be identical to the Term B Loans outstanding under the Credit Agreement immediately prior to the funding of the 2017 Incremental Term B Loans (such existing Term B Loans, the “Existing Term B Loans”) and the parties hereto intend to treat the 2017 Incremental Term B Loans and the Existing Term B Loans as fungible for U.S. federal income tax purposes. In accordance with Section 2.15(c) of the Credit Agreement, the 2017 Incremental Term B Loans shall initially take the form of a pro rata increase in each outstanding Borrowing of Existing Term B Loans.

The 2017 Incremental Term B Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and, to the extent applicable, to become a Lender under the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Effectiveness. Upon the date (the “2017 Incremental Term B Effective Date”) of (i) the execution of a counterpart of this Agreement by the 2017 Incremental Term B Lender, the Administrative Agent, the Borrower and the Guarantors, (ii) the delivery to the Administrative Agent of a fully executed copy (including by way of counterparts and by facsimile) hereof, (iii) the payment of any fees and expenses required to be paid in connection herewith as separately agreed among the Borrower, JPMorgan Chase Bank, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (iv) the satisfaction of any other conditions precedent set forth in paragraph 8 of Annex I hereto, each 2017 Incremental Term B Lender party hereto agreeing to provide a 2017 Incremental Term B Loan Commitment pursuant to this Agreement (x) shall be obligated to make the 2017 Incremental Term B Loans provided to be made by it as provided in this Agreement on the terms, and subject to the conditions, set forth in the Credit Agreement and (y) to the extent provided in this Agreement, shall have the rights and obligations of a Lender thereunder and under the other Credit Documents. The 2017 Incremental Term B Loans provided pursuant to this Agreement shall be available in a single drawing on the 2017 Incremental Term B Effective Date.

Representations and Warranties. The Borrower hereby represents and warrants that as of the 2017 Incremental Term B Effective Date, immediately after giving effect to the amendments set forth in this Agreement, (i) no Default or Event of Default exists and is continuing and (ii) all representations and warranties contained in the Amended Credit Agreement are true and correct in all material respects on and as of the 2017 Incremental Term B Effective Date, as though made on and as of the 2017 Incremental Term B Effective Date (provided that any representation or warranty that is qualified as to “materiality” or similar language shall be true and correct in all respects on and as of the 2017 Incremental Term B Effective Date), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date.

Reaffirmation. Each of the Credit Parties hereby consents to the amendment of the Credit Agreement described in this Agreement and hereby confirms its respective guarantees, prior pledges and grants of security interests and Liens, subordinations and other obligations, as applicable, under and subject to the terms of each of the Credit Documents to which it is party, and confirms, agrees and acknowledges that, notwithstanding the consummation of this Agreement, such guarantees, security interests and Liens, subordinations and other obligations, and the terms of each of the Credit Documents to which it is a party, except such terms of the Credit Agreement as are expressly modified by this Agreement, are not affected or impaired in any manner whatsoever and shall continue to be in full force and effect and shall also continue to guarantee and secure the payment of all obligations of each of the Credit Parties under the Credit Agreement and the other Credit Documents, in each case, as amended and reaffirmed pursuant to the Amended Credit Agreement and this Agreement.

Effect of Agreement. Except as expressly set forth herein, this Agreement (i) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other Agent, in each case under the Credit Agreement or any other Credit Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Credit Document or be construed as a novation thereof. This Agreement and the Amended Credit Agreement shall not constitute a novation of the Credit Agreement or any other Credit Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement as amended hereby, or any other Credit Document as amended hereby, is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. This Agreement shall constitute a Credit Document for purposes of the Credit Agreement and from and after the 2017 Incremental Term B Effective Date, all references to the Credit Agreement in any Credit Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Agreement.

Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Governing Law; Waiver of Jury Trial, Etc.. THE PROVISIONS OF SECTION 13.08 OF THE CREDIT AGREEMENT SHALL APPLY TO THIS AGREEMENT MUTATIS MUTANDIS.

[Signature Page Follows]

Very truly yours,

JPMORGAN CHASE BANK, N.A., as the Administrative Agent and 2017 Incremental Term B Lender

By:	/s/ Gene Riego de Dios
Name: Gene Riego de Dios
Title: Executive Director

[Vertiv - Incremental Agreement]

Agreed and Accepted as of the date first set forth above:

VERTIV GROUP CORPORATION

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler Title: Vice President and Treasurer

VERTIV INTERMEDIATE HOLDING II CORPORATION,

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: President and Treasurer

[Vertiv - Incremental Agreement]

ALBER CORP.

AVOCENT CORPORATION

AVOCENT FREMONT, LLC

AVOCENT HUNTSVILLE, LLC

AVOCENT REDMOND CORP.

AVOCENT TEXAS CORP.

ELECTRICAL RELIABILITY SERVICES, INC.

HIGH VOLTAGE MAINTENANCE CORPORATION

LIEBERT CORPORATION

LIEBERT FIELD SERVICES, INC.

LIEBERT NORTH AMERICA, INC.

LIEBERT PROPERTY HOLDINGS, L.L.C.

NORTHERN TECHNOLOGIES, INC.

U P SYSTEMS, INCORPORATED

VERTIV CO. HOLDING, LLC,

VERTIV ENERGY SYSTEMS, INC.

VERTIV SERVICES, INC.

VERTIV SOLUTIONS, INC.

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler Title: Vice President and Treasurer

[Vertiv - Incremental Agreement]

Annex I

TERMS AND CONDITIONS FOR

INCREMENTAL TERM LOAN COMMITMENT AGREEMENT NO. 1

1.	2017 Incremental Term B Loan Commitment amount (as of the 2017 Incremental Term B Effective Date):

Name of Lender	Amount of 2017 Incremental Term B Loan Commitment
JPMorgan Chase Bank, N.A.	$325,000,000

2.

Designation of Tranche of 2017 Incremental Term B Loan Commitments (and 2017 Incremental Term B Loans to be funded thereunder): additional Term B Loans in accordance with Section 2.15(c) of the Credit Agreement.

3.	Maturity Date: The Term B Maturity Date.

4.	Dates for, and amounts of, 2017 Incremental Term B Loans Scheduled Repayments: In accordance with Section 2.15(c) of the Credit Agreement, none except on the Term B Maturity Date.

5.	Rules for application of voluntary and mandatory prepayments: Same as the Existing Term B Loans.

6.	Interest rates for 2017 Incremental Term B Loans: Same as the Existing Term B Loans.

7.

Maximum number of drawings permitted with respect to the 2017 Incremental Term B Loan Commitments provided pursuant to the Incremental Term Loan Commitment Agreement No. 1 to which this Annex I is attached: 1.

8.	The occurrence of the 2017 Incremental Term B Effective Date shall be subject to the satisfaction or waiver of the following additional conditions:

a. Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower dated the 2017 Incremental Term B Effective Date certifying as to the accuracy of the representations and warranties set forth in the paragraph entitled Representations and Warranties herein.

b. Opinion. The Administrative Agent hall have received a customary written opinion of Willkie Farr & Gallagher LLP, special counsel to the Credit Parties, and local counsel to the Credit Parties in Alabama, California, Florida, Idaho, Washington and Ohio, in each case, in form reasonably satisfactory to the Administrative Agent.

c. Secretary’s Certificate. The Administrative Agent shall have received a customary secretary’s certificate for each Credit Party (including a good standing certificate for each Credit Party, dated as of a recent date) in form reasonably satisfactory to the Administrative Agent.

d. Solvency Certificate. On the 2017 Incremental Term B Effective Date, the Administrative Agent shall have received a solvency certificate from the chief financial officer or treasurer (or officer with equivalent duties) of the Borrower in form reasonably satisfactory to the Administrative Agent.

e. Notice of Borrowing. The Administrative Agent shall have received from the Borrower a Notice of Borrowing to occur on the 2017 Incremental Term B Effective Date with respect to the 2017 Incremental Term B Loans.